SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2004

NOVOSTE CORPORATION

(Exact name of registrant as specified in its charter)

Florida	0-20727	59-2787476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4350 International Blvd., Norcross, GA	30093
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 717-0904

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) Effective December 17, 2004, the board of directors of Novoste Corporation (the “Company”) appointed Subhash C. Sarda to serve as Chief Financial Officer and Vice President of the Company.

Mr. Sarda, age 55, joined the Company in November 2002 as Corporate Controller, and has served as Acting Chief Financial Officer since August 2003. In February 2004, he was promoted to the position of Vice President, Finance and continued to be responsible for duties of Corporate Controller and Acting Chief Financial Officer. Prior to joining Novoste Corporation, Mr. Sarda worked in a number of multi-national companies with senior management responsibilities for operational and SEC reporting. From 1997 through 1999, Mr. Sarda served as Director of Finance for Southwire Corporation, a global manufacturer and distributor of electrical wire and cable. From January 2000 through August 2000, Mr. Sarda served as Chief Financial Officer of Diversitech Corporation, a manufacturer and distributor of industrial products. From January 2001 through October 2002, Mr. Sarda managed his own financial consulting practice and provided senior financial management services to several companies. Mr. Sarda, a CMA and ACA, holds an MBA from Temple University, Philadelphia, and a BA in Accounting from studies pursued at the London School of Accountancy, London, UK.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novoste Corporation

By:	/s/ Daniel G. Hall

Daniel G. Hall Vice President, Secretary and General Counsel

Date: December 22, 2004